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As filed with the Securities and Exchange Commission on July 22, 1999

                                      Registration No. 333-75605
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 ------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933

                                 ------------

                            MELLON BANK CORPORATION
            (Exact name of registrant as specified in its charter)

                Pennsylvania                         25-1233834
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
incorporation or organization)

                            One Mellon Bank Center
                               500 Grant Street
                        Pittsburgh, Pennsylvania 15258
                                 412-234-5000
              (Address, including zip code, and telephone number,
                including area code, of registrant's principal
                              executive offices)

                            MELLON BANK CORPORATION
                     MELLON 401(k) RETIREMENT SAVINGS PLAN
                           (Full title of the plan)

                               Carl Krasik, Esq.
                    Associate General Counsel and Secretary
                            Mellon Bank Corporation
                            One Mellon Bank Center
                               500 Grant Street
                        Pittsburgh, Pennsylvania 15258
                                 412-234-5222
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

  Approximate date of commencement of proposed sale to the public:
   As soon as practicable after the Amendment becomes effective.
                                 ------------
     This Post-Effective Amendment No. 1 is filed pursuant to paragraph (b) of Rule 416 under the Securities Act of 1933 to
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reflect a change in the amount of securities registered hereunder. On April 20,
1999, Mellon Bank Corporation announced a two-for-one split with respect to its Common Stock, par value $.50 per share (the "Common Stock"), such split to be effected in the form of a stock dividend of one additional share of Common Stock on each share of Common Stock, payable on May 17, 1999 to holders of record of Common Stock at the close of business on May 3, 1999. As a result of the split, an additional 941,600 shares of Common Stock are registered hereunder, bringing the total number of shares registered hereunder to 1,941,600.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.  Exhibits.
          Exhibit 24.1   Powers of Attorney     Previously filed as Exhibit 24.1
                                                to Form S-3 Registration
                                                Statement No. 333-75605 (File
                                                No. 1-7410).

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                                  SIGNATURES
                            MELLON BANK CORPORATION


     Pursuant to the requirements of the Securities Act of 1933, Mellon Bank Corporation certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 22nd day of July, 1999.


                                    MELLON BANK CORPORATION

                                    By: /s/ Steven G. Elliott
                                        ----------------------------
                                        Steven G. Elliott
                                        Senior Vice Chairman and
                                        Chief Financial Officer


     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities indicated on the 22nd day of July, 1999.


                                    By: /s/ Steven G. Elliott
                                        ----------------------------
                                        Steven G. Elliott
                                        Principal Financial Officer

                                    By: /s/ Michael K. Hughey
                                        ----------------------------
                                        Michael K. Hughey
                                        Chief Accounting Officer


     MARTIN G. McGUINN, Director and Principal Executive Officer; DWIGHT L. ALLISON, JR., Director; BURTON C. BORGELT, Director; CAROL R. BROWN, Director; FRANK V. CAHOUET, Director; JARED L. COHON, Director; CHRISTOPHER M. CONDRON, Director; J. W. CONNOLLY, Director; CHARLES A. CORRY, Director; IRA J. GUMBERG, Director; PEMBERTON HUTCHINSON, Director; GEORGE W. JOHNSTONE, Director; ROTAN
E. LEE, Director; EDWARD J. McANIFF, Director; ROBERT MEHRABIAN, Director; SEWARD PROSSER MELLON, Director; MARK A. NORDENBERG, Director; DAVID S. SHAPIRA, Director; WESLEY W. von SCHACK, Director; JOAB L. THOMAS, Director; WILLIAM J. YOUNG, Director.


                                    By: /s/ Ann M. Sawchuck
                                        ----------------------------
                                        Ann M. Sawchuck
                                        Attorney-in-fact

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                                  SIGNATURES

                            MELLON BANK CORPORATION
                        401(k) RETIREMENT SAVINGS PLAN


          Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Pittsburgh, Commonwealth of Pennsylvania, on the 22nd day of July, 1999.


                                      MELLON BANK CORPORATION 401(k)
                                      RETIREMENT SAVINGS PLAN


                                      By: /s/ Charles A. Singleton
                                          -------------------------------
                                          Charles A. Singleton
                                          Chairman of the Corporate
                                          Benefits Committee